EXHIBIT 10.9
                                 GROUND LEASE


                                   BRUNO, INC.
                             an Alabama corporation
                                  ("Landlord")


                                       AND


                              ROAD HOUSE GRILL INC.
                             d/b/a ROAD HOUSE GRILL
                                   ("Tenant")


                                  May 25, 1995


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                                TABLE OF CONTENTS


ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS, DEFINITIONS, AND CONDITIONS......... 2
         1.1      Exhibits................................................... 2
         1.2      Fundamental Provisions..................................... 2
         1.3      Definitions.................................................4

ARTICLE 2.  CONSTRUCTION OF IMPROVEMENTS BY TENANT............................7
         2.1      Inspection/Condition of Premises............................7
         2.2      Permitting..................................................8
         2.3      Design and Construction.....................................8
         2.4      Insurance...................................................8
         2.5      Tenant's Work...............................................9
         2.6      Inspection.................................................10
         2.7      Indemnity..................................................10
         2.8      Mechanics and Materialman's Liens..........................11
         2.9      Completion of Tenant's Work................................11
         2.10     Tenant Equipment...........................................11
         2.11     Ownership..................................................12

ARTICLE 3.  GRANT OF LEASE...................................................12
         3.1      Grant......................................................12
         3.2      Covenant of Title; Quiet Enjoyment.........................12
         3.3      Short Form Lease...........................................12

ARTICLE 4.  TERM.............................................................12
         4.1      Term of Lease..............................................12
         4.2      Extension Options..........................................13
         4.3      Term Commencement Agreement................................13
         4.4      Procedure of Termination...................................13
         4.5      Holding Over...............................................13

ARTICLE 5.  USE AND OPERATION................................................14
         5.1      Use........................................................14
         5.2      Operating Covenant.........................................14
         5.3      Operations.................................................14
         5.4      Restrictions on Tenant's Activities........................14

ARTICLE 6.  RENT.............................................................15
         6.1      Minimum Rent Prior to Primary Term.........................15
         6.2      Minimum Rent Thereafter....................................15
         6.3      Monthly Payments...........................................15
         6.4      Late Fee...................................................15
         6.5      Net Nature of Rent.........................................15




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ARTICLE 7.  TAXES............................................................15
         7.1      Definition of Taxes........................................15
         7.2      Separate Assessment........................................16
         7.3      Payment by Tenant..........................................17

ARTICLE 8.  COMMON AREAS.....................................................17
         8.1      Landlord Control...........................................17
         8.2      Grant of Right to Use Common Area..........................18
         8.3      Maintenance and Operation of Common Area...................18
         8.4      Reimbursement for Pro Rata Share of CAM....................18

ARTICLE 9.  INDEMNIFICATION..................................................18
         9.1      By Tenant..................................................18
         9.2      By Landlord................................................19

ARTICLE 10. INSURANCE........................................................19
         10.1     Liability Insurance of Tenant..............................19
         10.2     Property Insurance of Tenant...............................20
         10.3     General Clauses Concerning Insurance.......................20

ARTICLE 11. UTILITIES AND SERVICE............................................21
         11.1     Payment for Utility Service................................21
         11.2     No Obligations of Landlord.................................21
         11.3     Covenants of Tenant with Respect to Sanitary Sewer.........21

ARTICLE 12. MAINTENANCE OF LEASEHOLD IMPROVEMENTS............................22
         12.1     Repairs and Maintenance....................................22
         12.2     Compliance.................................................22
         12.3     Surrender..................................................22
         12.4     Alterations, Change of Grade...............................22
         12.5     Tenant Equipment...........................................23
         12.6     Mechanic's Liens...........................................23
         12.7     Signs......................................................23

ARTICLE 13. DESTRUCTION......................................................23
         13.1     No Abatement...............................................23
         13.2     No Termination.............................................24
         13.3     Obligation to Repair.......................................24
         13.4     Waiver of Subrogation......................................24

ARTICLE 14. CONDEMNATION.....................................................25
         14.1     Total or Substantial Partial Taking of Leased Premises.....25

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         14.2     Taking for Temporary Use...................................25
         14.3     Disposition of Awards......................................25

ARTICLE 15. RESTRICTIONS.....................................................26
         15.1     Restrictions...............................................26

ARTICLE 16. DEFAULT..........................................................26
         16.1     Event of Default...........................................26
         16.2     Remedies of Landlord.......................................27
         16.3     Landlord's Right to Perform for Account of Tenant..........28
         16.4     Additional Remedies, Waivers, Etc..........................28
         16.5     Attorney's Fees and Disbursements..........................28
         16.6     Bankruptcy.................................................28

ARTICLE 17. TRANSFERS........................................................29
         17.1     Assignment and Subletting by Tenant........................29
         17.2     Assignment by Landlord.....................................29
         17.3     Estoppel Certificate.......................................30

ARTICLE 18. OPTION TO PURCHASE...............................................30
         18.1     Option to Purchase.........................................30

ARTICLE 19. MISCELLANEOUS PROVISIONS.........................................31
         19.1     Non-Waiver.................................................31
         19.2     Modifications..............................................31
         19.3     Entire Agreement...........................................31
         19.4     Brokerage..................................................31
         19.5     Captions...................................................31
         19.6     Binding Effect.............................................31
         19.7     Counterparts...............................................32
         19.8     Time of Essence............................................32
         19.9     Exculpation................................................32
         19.10    Severance..................................................32
         19.11    Successors and Assigns.....................................32
         19.12    Time of Essence............................................32
         19.13    Warranties as to Standing and Authority....................32
         19.14    Independent Contractual Relationship.......................33
         19.15    Applicable Law.............................................33
         19.16    Interpretation.............................................33
         19.17    Construction...............................................33

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                                  GROUND LEASE


This is a Ground Lease ("Lease") dated May 25, 1995 by and between:

         BRUNO'S, INC., an Alabama corporation
         800 Lakeshore Parkway
         Birmingham, Alabama 35411 ("Landlord")

                           and

         ROAD HOUSE GRILL, INC. d/b/a Road House Grill
         4801 South University Drive, Suite 304
         Davie, Florida 33328 ("Tenant").

The parties agree to the following:

                                    PREAMBLE

WHEREAS:

         A. Landlord owns that certain real property (the "Development Site") located in Fulton County, Georgia, and more particularly described in Exhibit A attached hereto.

         B. Tenant is in the restaurant business and desires to lease a portion of the Development Site for the construction and development of a Road House Grill restaurant.

         C. Landlord desires to lease such portion of the Development Site together with the improvements thereon to Tenant, upon all the terms and provisions set forth below.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements as hereinafter set forth, it is agreed as follows:


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         ARTICLE 1.  FUNDAMENTAL LEASE PROVISIONS, DEFINITIONS, AND CONDITIONS

1.1      EXHIBITS.

The following described exhibits are attached to and incorporated into this
Lease:

         EXHIBIT A Legal Description of Development Site
         EXHIBIT B Site Plan of Development Site
         EXHIBIT C Legal Description of Leased Premises
         EXHIBIT D Site Plan of Leased Premises after Construction of Restaurant EXHIBIT E Encumbrances on Development Site
         EXHIBIT F Declaration of Covenants and Easements

1.2      FUNDAMENTAL PROVISIONS

         1.2.1 DEVELOPMENT SITE. The Development Site is comprised of a 17-acre tract which is legally described in Exhibit A attached to and incorporated as a part of this Lease, and is graphically depicted in Exhibit B.

         1.2.2 LEASED PREMISES. The "Leased Premises" means a parcel of land situated on and constituting a part of the Development Site, as described in Exhibit C, containing approximately 42,400 square feet.

         1.2.3 LEASEHOLD IMPROVEMENTS. Tenant intends to construct a Road House Grill restaurant containing approximately 7500 square feet (the "Restaurant") on the Leased Premises and shall install in the Restaurant all equipment, furniture and furnishings necessary for the operation of the Restaurant, all in accordance with Article 2 of this Lease. All improvements to the Restaurant including any personal property (other than "Tenant Equipment" as defined in Article 1.2.4 hereof) affixed to or used in connection with the operation, maintenance, protection, and safety of the Restaurant, shall be collectively referred to as 'Leasehold Improvements. Heating, ventilating, air conditioning, plumbing, electrical, sprinkler, detection, and illumination equipment are all a part of the Leasehold Improvements and are not "Tenant Equipment." The Leasehold Improvements shall include all alterations and replacements.

         1.2.4 TENANT EQUIPMENT. "Tenant Equipment" is not a part of the Leasehold Improvements. "Tenant Equipment" means all trade fixtures, machinery, equipment (including but not limited to refrigeration equipment, coolers and freezers unless such coolers and freezers are permanently affixed to the Leasehold Improvements), furniture and furnishings (whether affixed or not to the Restaurant) installed and maintained by Tenant for use in connection with the conduct of its business.

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         1.2.5 EFFECTIVE DATE. The date on which all parties shall have executed this Lease.

         1.2.6 PRE-CONSTRUCTION PERIOD. The Pre-Construction Period of this Lease commences on the Effective Date and expires sixty (60) days thereafter.

         1.2.7 CONSTRUCTION PERIOD. The Construction Period of this Lease commences on the day following the end of the Pre-Construction Period and expires on the last day of the seventh month thereafter, or upon Tenant's opening for business, should that event sooner occur.

         1.2.8 PRIMARY TERM. The Primary Term of this Lease commences on the day following the Construction Period and expires ten (10) years thereafter unless the first day of the Primary Term should fall on a day other than the first day of the month in which case the Primary Term shall expire on the last day of the tenth Lease Year (as defined below) of the Primary Term.

         1.2.9 EXTENDED TERMS. Tenant shall be entitled to two (2) options to extend the term of this Lease for extension terms of five (5) years each, as more fully defined in Article 4.2.

         1.2.10 RENT.

                (a) RENT DEFINED. "Rent" means "Minimum Rent," "Percentage Rent," and "Contributions Rent."

                (b) NO MINIMUM RENT DURING PRE-CONSTRUCTION PERIOD. During the Pre-Construction Period, Tenant shall not pay any Minimum Rent.

                (c) MINIMUM RENT DURING CONSTRUCTION PERIOD. During the Construction Period, the monthly rate of "Minimum Rent" shall be $5,000.00. However, if Tenant shall complete construction of the Leasehold Improvements and open for business prior to the expiration of the Construction Period, then the Primary Term shall commence at such time and the monthly rate of the "Minimum Rent" shall immediately increase to $11,000.00.

                (d) MINIMUM RENT DURING PRIMARY TERM. During the Primary Term, the monthly rate of "Minimum Rent" shall be $11,000.00 (being at the annual rate of $132,000.00).

                (e) ANNUAL RATE OF MINIMUM RENT DURING EXTENDED TERM. During each of the Extended Terms, the annual rate of "Minimum Rent," payable monthly, shall be increased by ten percent (10%) over the preceding Primary Term or Extended Term, as the case may be.

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                (f) LEASE YEAR. The first "Lease Year" shall begin on the first day of the next month following the "Construction Period" (unless the Construction Period shall end on the first day of the month) and shall end on the last day of the twelfth month thereafter. Each subsequent Lease Year shall begin on the day after the previous Lease Year expires and, except for the last Lease Year, shall end on the first anniversary of the day before it begins. The last Lease Year shall end on the Expiration Date.

         1.2.11 CONTRIBUTIONS RENT. All charges and payment which are to be paid by Tenant, all of which shall be payable as additional rent for purposes of
Article 16 (but which shall not be considered additional rent for purposes of any lease tax which may be payable hereunder), including without limitation the following:

                (a) REAL ESTATE TAXES, Tenant shall be responsible to pay all "Taxes" with respect to the Leased Premises as more particularly provided in
Article 7.

                (b) COMMON AREA MAINTENANCE ("CAM"). Tenant shall pay Tenant's Proportionate Share of CAM charges as more particularly described in Article 8.

                (c) INSURANCE. Tenant shall carry its own insurance on the Leasehold Improvements, including fire and extended coverage and public liability insurance, as more particularly described in Article 10.

                (d) NET LEASE. The Rent payable to Landlord shall be absolutely net to Landlord, as more particularly provided in Article 6.5.

1.3    DEFINITIONS.

In addition to definitions set forth elsewhere in this Lease, the following terms shall have the meanings hereinafter set forth in this Article 1.3:

         1.3.1 COMMON AREAS. Collectively, those portions of the Development Site developed and/or permitted to be developed for the general use, convenience and benefit of all or substantially all tenants of the Development Site and their respective Permittees. Common Areas shall include, without limitation, all parking areas, roadways, driveways, sidewalks, curbs, exterior landscaped areas, truck roadways and truck standing areas and service courts (except those parking areas roadways, areas, courts reserved for the exclusive use of any one tenant, if any, but not otherwise), and walkways. Parking decks, if and when constructed, shall be part of the Common Areas.

         1.3.2 CONSENT. Unless otherwise noted, Consent and Approval as used in this Lease must be written, must be obtained before the action shall be taken for

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which Consent or Approval is required, and may not be unreasonably withheld. In the case of both Consent and Approval as used in this Lease, the use of the term "unreasonably withheld" will mean "unreasonably withheld, delayed, or conditioned." If a request for Consent or Approval contains a conspicuous statement that "failure to grant or deny Consent or Approval of this request within thirty (30) days after such request shall be deemed to constitute the granting of such Consent or Approval," and the party from whom Consent or Approval is requested fails to return a written grant or denial within such time then Consent or Approval shall be deemed to have occurred. Notwithstanding anything to the contrary contained in this Article 1.3.2. if, in this Lease, Landlord or Tenant has a Consent or Approval right which may be exercised "in its discretion," the phrase "in its discretion" shall mean that Landlord or Tenant may, exercise such right freely, for any reason and without any constraint whatsoever.

         1.3.3 FORCE MAJEURE. The delay or prevention of the performance of any act required by this Lease, by act of God, fire and other casualties, earthquake, flood, explosion, action of the elements, invasion, mob violence, vandalism, sabotage; inability to procure or general shortage of necessary labor, equipment, facilities, materials or supplies in the open market; failure of transportation; action of labor unions; a taking; requisition, laws, Governmental Regulations; strikes, lockouts, riots, insurrections, default of the other party, war, or other reason not within the reasonable control of the party delayed or prevented thereby including reasonable delays for adjustments of insurance shall be Force Majeure, except that lack of money or inability to obtain financing will not constitute Force Majeure, nor will Force Majeure ever apply to Tenant's obligation to pay money. Force Majeure shall apply to all obligations, dates and times contained in this Lease unless affirmatively stated that Force Majeure shall not apply. In the event of Force Majeure, the party whose performance is affected thereby will notify the other party as soon as possible. The Notice will describe the event of Force Majeure and will estimate the effect of such event on the schedule of performance of such act. On Notice given within fifteen (15) business days of the occurrence of a Force Majeure Event, performance of such act will be excused for the period of the delay, and the period of the performance of any such act will be extended for a period,equivalent to the period of such delay. If Notice is given after the said fifteen (15) business day period, the period of the excused delay will begin with the giving of such Notice.

         1.3.4 GOVERNMENTAL AUTHORITY. Any Governmental Authority, agency, department, district, commission, board or instrumentality of the United States, the State of Georgia, the City of Sandy Springs, Fulton County, or any political subdivision thereof having jurisdiction over the Development Site, the Tenant or the Landlord.

                                       -5-

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         1.3.5 GOVERNMENTAL REGULATIONS. Any and all laws, rules, ordinances or regulations promulgated by any Governmental Authority applicable to the Development Site.

         1.3.6 HAZARDOUS SUBSTANCE. Any hazardous or toxic substance which is regulated by any Governmental Authority, the State of Georgia, or the United States Government; including, without limitation (except as excluded below), asbestos; nuclear or radioactive material or waste; chemical liquids or solids; liquid or gaseous products; oil; petroleum; pesticides; or any substance which is (a) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (b) defined as "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, 6903 ET SEQ.) (c) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601(14) ET SEQ.), or (d) is covered under the Asbestos Hazard Emergency Response Act, by the Superfund Amendments and Reauthorization Act, by the Clean Air Act, by 42 U.S.C.
Section 6991, or by any other similar federal, state, or local law or regulation.

         1.3.7 INDEMNIFY. The terms "Indemnify" and "Indemnity" as used in this Lease will refer to an indemnity of the designated party, together with its respective officers, directors, partners, contractors, agents and employees, from and against any and all actions, causes of action suits, losses, costs, liabilities, damages, and expenses, including personal injury, death, and property damage, and including reasonable attorneys' and other professionals, fees, incurred by such party or parties as a result of or arising out of the designated breach, peril, condition, or occurrence. The Indemnitee shall give prompt Notice to the indemnitor of the assertion of claim or liability received by the indemnitee, and shall cooperate with the indemnitor in any defence of the claim or liability giving rise to the Indemnity, including the filing of counterclaims or cross-claims if appropriate. The indemnitor will consult with the indemnitee with reference to such claim or liability, but the indemnitor will have complete control over the defense of such claim or liability (subject to any conflict of interest issues), including any decision to retain counsel, expert witnesses, or other professionals, and including settlement of such claim or liability for the payment of money alone and without admission of any liability. If any of the foregoing is unacceptable to indemnitee, indemnitee may on Notice to indemnitor waive the Indemnity provided herein and undertake its own defense of the claim at no cost to indemnitor.

         1.3.8 INTEREST. Simple interest, calculated on a per annum basis, on any balance due from time to time, from the due date through the date of payment in full, at 3.00 percentage points more than the announced annual prime interest rate in effect from time to time at AmSouth Bank of Alabama or its successor, but in no event to exceed the maximum legal rate.

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

         1.3.9 MAINTAIN. The terms "Maintain" or "Maintenance" as used in this Lease will refer to maintenance in the broad sense of the word, including keeping clean as appropriate, and in good working order and repair, and including replacement and restoration when appropriate, all in full compliance with applicable law and insurance requirements and in a manner appropriate for a first class restaurant. With respect to signs and lighting fixtures, Maintenance will include replacement of bulbs and ballast as necessary.

         1.3.10 NOTICE. The terms "Notice" or "Notify" as used in this Lease will refer to a Notice in writing. Notice will be deemed given on receipt, or on documented refusal of receipt, whether (a) mailed by United States certified mail (return receipt requested), postage prepaid; (b) sent by public or nationwide private courier service; (c) sent via facsimile transmission with return confirmation signed by the recipient; or (d) delivered by hand. The addresses of the parties for Notice will be as follows, or at the last changed address given (by Notice) by the party to be notified:

         LANDLORD: Two copies as follows: in separate envelopes delivered to:

                               Bruno's, Inc.
                               800 Lakeshore Parkway
                               Birmingham, Alabama 35211
                               Attention: Real Estate Department

         With a copy to:       Maurice L. Shevin, Esq.
                               Sirote & Permutt, P.C.
                               2222 Arlington Avenue, South
                               Birmingham, Alabama 35205

         TENANT: Road House Grill, Inc., d/b/a Road House Grill 4801 South University Drive, Suite 304
                               Davie, Florida 33328

         With a copy to:       Charlie D. Barnett
                               899 West Cypress Creek Rd.
                               Suite 500
                               Fort Lauderdale, FL 33309

         1.3.11 OPEN FOR BUSINESS. Regularly and continuously operating a Restaurant for the use and benefit of the public beginning no later than nine
(9) months from the Effective Date or the expiration of the Construction Period, whichever shall sooner occur (the "Opening Date") and at all times thereafter during the term of this Lease.

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

         1.3.12 OPERATING COVENANT. The covenant of Tenant to be Open for Business during the term of this Lease from and after the Opening Date.

         1.3.13 PERMITTEES. Each party and its partners, officers, directors, employees, agents, contractors, customers, patrons, clients, visitors, licensees, concessionaires, vendors and invitees.

         1.3.14 PROPORTIONATE SHARE. A fraction the numerator of which is the acreage in the Leased Premises and the denominator of which is the acreage in the Development Site.


                ARTICLE 2. CONSTRUCTION OF IMPROVEMENTS BY TENANT

2.1      INSPECTION/CONDITION OF PREMISES

Except as expressly set forth in this Lease, Landlord makes no other representations, warranties or covenants whatever with respect to the physical condition of the Leased Premises, and leases the same to Tenant in its present condition, "as is," without any other or further representations, warranty or covenant.

2.2      PERMITTING

The parties agree to cooperate in all actions reasonably necessary to (i) enable Tenant to obtain all required permits and licenses from Governmental Authorities for the construction of the Restaurant. Tenant shall be responsible for all costs, fees, charges or impositions, general and special, ordinary and extraordinary, including without limitation, inspection fees, utility connection and hook-up fees, building and other permit fees, impact fees, license fees and all costs required to obtain a Certificate of Occupancy, whether or not such fees shall have been within the contemplation of the parties hereto, which are at any time levied or assessed by a Governmental Authority upon or against the Leased Premises or are attributable thereto. In connection therewith, Tenant shall also bear the expense of any engineers or surveyors whose services are required for the issuance of any such permits and/or licenses. Tenant shall pursue the application for such permits in good faith and with due diligence.

2.3      DESIGN AND CONSTRUCTION

Within thirty (30) days after the execution of this Lease, Tenant shall, at its own expense, submit to Landlord for its Approval plans and specifications for the construction of the Restaurant on the Leased Premises ("Tenant's Work"). Such plans shall be prepared by professional architects and engineers duly licensed in the State of Georgia and shall comply with all Governmental Regulations. The said

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

plans and specifications ("Plans") shall not provide for any Hazardous Substance to be included within any of the construction materials. Such plans shall be approved or objections made thereto by Landlord within thirty (30) days after receipt of the same. Tenant shall take into account any objections or suggestions of Landlord. Following receipt by Tenant of any such objections, the Tenant's architects and engineers shall take such objections into account in revising the Plans, delivering a revised set of plans to Landlord no later than thirty (30) days after receipt of the Landlord's objections, and each party shall cooperate with the other in resolving any issues with respect to the proposed Plans. The final Plans and specifications approved by Landlord shall be referred to herein as the "Final Plans." The Approval of the Final Plans by Landlord shall not be deemed to be a warranty by Landlord that such Plans have been prepared in a professional manner or that construction in accordance with the Final Plans will be structurally or mechanically sound or in compliance with Governmental Regulations.

2.4      INSURANCE

Prior to commencement of the Work and until completion thereof, Tenant shall cause its contractor, at the contractor's or Tenant's sole cost and expense, to procure, maintain and deliver to Landlord certificates for Builder's Risk Insurance insuring Landlord, Tenant and Tenant's contractor, as their respective interests may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a so-called "extended coverage endorsement" upon the Restaurant and the Leasehold Improvements, whether under construction or completed and in place, and all materials, equipment, supplies and temporary structures of all kinds incident to the construction of the Leasehold Improvements in an amount equal to the full insurable value thereof at all times. Tenant further agrees to require all contractors and subcontractors engaged in the performance of the Work to procure, maintain and deliver to Landlord and Tenant, prior to the commencement of the Work and until completion thereof, certificates evidencing the existence of the following insurance coverages:

         (a) Workers' Compensation with limits of liability as required by law and Employer's Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence in Contractor's name containing a waiver of subrogation in favor of Landlord executed by the insurance company;

         (b) Public Liability Insurance (including contractual liability) in Contractor's name with bodily injury limits of not less than Three Million Dollars ($3,000,000.00), which may be a combination of primary and umbrella coverage;

         (c) Automobile Liability Insurance in Contractor's name with bodily injury limits of not less than Three Million Dollars ($3,000,000.00) which may be a combination of primary and umbrella coverage;

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

         (d) Contractual Liability Insurance in Contractor's name specifically endorsed to cover the Indemnity agreement required of Contractor (set forth below). Limits of liability shall not be less than Three Million Dollars ($3,000,000.00), which may be a combination of primary and umbrella coverage; and

         The construction contract shall contain an Indemnity agreement whereby the Contractor shall Indemnify the Landlord against claims of third parties arising out of injuries or damages suffered by the acts or actions or omissions of the Contractor under such construction contract. The foregoing Indemnity shall cover, without limiting the foregoing language, all acts and omissions of, and all injury to, the officers, employees and agents of contractor and its subcontractors in connection with the Work required to be done under such construction contract. Tenant agrees to use reasonable efforts to cause each construction contract with the contractor and each insurance policy provided by contractor to contain a waiver of subrogation clause in favor of Landlord.

2.5      TENANT'S WORK

When all necessary permits, approvals and licenses described in Article 2.2 for the Tenant's Work shall have been obtained by Tenant, and the Final Plans have been approved by the parties, Tenant shall promptly thereafter commence the Tenant's Work in accordance with the Final Plans at the sole cost of the Tenant and shall prosecute the construction diligently to completion in accordance with the Final Plans and all applicable Governmental Regulations. All terms and provisions of this Lease shall be applicable during the Construction Period. All improvements shown on the Site Plan attached as Exhibit D shall be constructed by Tenant at Tenant's sole cost and expense. In connection with such, Tenant's Work, the following covenants shall apply until construction shall have been completed:

         2.5.1 Tenant shall secure the area within which the Tenant's Work shall be accomplished by appropriate fencing and shall contain all its activities and the activities of all its contractors to the Leased Premises.

         2.5.2 Tenant shall take all reasonable steps to attempt to minimize dust, debris, mud or other unsightly material from being carried from the Leased Premises to the balance of the Development Site and Tenant shall attempt to minimize noise or offensive odors arising from its work.

         2.5.3 Tenant shall use its reasonable, good faith efforts to minimize the extent to which its construction or other work or activities shall delay or interfere with the operations being conducted by Landlord or any other tenant within the balance of the Development Site.

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

         2.5.4 Tenant shall, provided its construction schedule is not delayed thereby, cooperate with Landlord from time to time for the coordination of Tenant's construction, with other activities taking place on the balance of the Development Site.

2.6      INSPECTION

Landlord may from time to time during the term of the Tenant's Work inspect the same to determine whether or not the work is being satisfactorily performed in a good and workmanlike manner and in accordance with the Final Plans. In the event the Tenant's Work is not being constructed in a good and workmanlike manner or not in accordance with the Final Plans, then the Tenant shall, upon receipt of written notice from Landlord's architect, take all necessary and requisite steps in order to assure that the Tenant's Work shall be constructed in a good and workmanlike manner in accordance with the Final Plans and in compliance with any provisions as may be set forth in Landlord's notice. If Landlord exercises such right of inspection, Landlord shall Indemnify Tenant from and against any claims arising from the exercise of such rights and shall assume the risk of any injury which might occur in the course of such inspection unless caused by the negligent or willful act of Tenant, its agents, suppliers or contractors. Landlord's right to inspect and the exercise of that right shall be a protection solely for the Landlord, and Landlord disclaims any responsibility to Tenant or any other third party which might allegedly arise from such inspection rights.

2.7      INDEMNITY

Tenant covenants and agrees to Indemnify Landlord against any and all claims arising out of the construction of the Tenant's Work, including, specifically the cost of any labor performed and materials furnished to the Leased Premises or the Common Areas by any person, firm or corporation.

2.8      MECHANICS AND MATERIALMAN'S LIENS

The Consent by Landlord to any such alterations and the construction of the Tenant's Work shall not be so construed as to subject Landlord or the Leased Premises to any liability whatsoever for the payment of any labor performed or materials furnished in connection therewith, and in the event that any claim therefor is asserted against Landlord or the Leased Premises, Tenant agrees to forthwith pay the same, or cause such security to be deposited for the payment thereof as may be reasonably required by Landlord. In the event that any person, firm or corporation files a mechanic's lien or materialman's lien against the Leased Premises or the Tenant's leasehold interest therein, Tenant agrees to cause the same to be bonded or discharged of record within thirty (30) days after Notice from Landlord of the filing of such lien. Tenant shall have the right to diligently and in good faith contest any such mechanic's and materialman's liens. In the event any such lien is not discharged within said thirty (30) day period or should Tenant fail to diligently pursue the contest of such liens so as to discharge the same, Landlord may either: (i) terminate the Lease on the date specified in the Notice, in which event the term of said Lease shall thereupon expire on the date fixed in such Notice, as if the date specified therein was the date originally fixed in said Lease for the expiration thereof; or (ii) Landlord may declare the Lease to be in default and may exercise any rights provided under said Lease with respect to a default. Landlord may, in addition to any other right or remedy provided herein, or as may be provided in the Lease, pay the amount of such lien or discharge the same by bonding proceedings or pay any judgment recovered on such claim, and any amount paid or expense incurred by Landlord shall be deemed additional rent for the Leased Premises and shall be due and payable by Tenant upon demand by Landlord.

2.9      COMPLETION OF TENANT'S WORK

Tenant shall complete its Work in substantial accordance with the Final Plans and shall obtain a certificate of occupancy from the applicable Governmental Authority and a lien waiver from the general contractor which shall also be executed by the Tenant. Copies of the lien waivers and certificate of occupancy shall be delivered to Landlord when obtained and prior to opening the Leasehold Improvements for business. Tenant shall remove all construction materials, equipment and debris from the Leased Premises prior to opening the Restaurant to the public.

2.10     TENANT EQUIPMENT

Tenant shall install in the Restaurant at its sole cost and expense the Tenant Equipment, including such furniture, furnishings, trade fixtures, equipment and machinery, upon the completion of the Tenant's Work as to make the Leased Premises operationally functional as a Restaurant, and shall Open for Business not later than the Opening Date.

2.11     OWNERSHIP

The Leasehold Improvements shall be the sole property of Tenant until the Expiration Date for purposes of depreciation on its tax returns. The Leasehold Improvements and any other leasehold improvements shall pass to and become the sole property of Landlord on the Expiration Date, in accordance with Article 4.4 hereof, unless this Lease has been extended in writing by Landlord and Tenant.

                            ARTICLE 3. GRANT OF LEASE

3.1      GRANT

Subject to the terms of this Lease, and in consideration of the mutual covenants contained in this Lease between Landlord and Tenant, Landlord hereby leases to Tenant the Leased Premises and Tenant hereby accepts such lease from Landlord together with a nonexclusive easement for Tenant and its Permittees to use the Common Areas without charge in common with Landlord and other tenants and their Permittees.

3.2      COVENANT OF TITLE; QUIET ENJOYMENT

Landlord warrants that it has a good and marketable fee simple title to the Development Site (including the Leased Premises), free and clear of all encumbrances other than those described on Exhibit E. Landlord warrants that it has full and lawful authority to enter into this Lease and grant the easements contained herein. Landlord covenants that so long as no Tenant's Event of Default is continuing, Tenant may peaceably and quietly have, hold, and enjoy the Leased Premises and all the rights granted in Article 3.1 throughout the Lease Term without hindrance by Landlord or any other person claiming by, through or under Landlord, but subject to the provisions of Articles 13 and 14 hereof and further subject to any Government Regulations imposed by the City of Sandy Springs.

3.3      SHORT FORM LEASE

The parties agree at the request of either party to execute and record a short form lease. Any costs or expenses associated with such recording shall be borne by Tenant.


                                 ARTICLE 4. TERM

4.1      TERM OF LEASE

The Primary Term of this Lease shall be ten (10) years from the first day following the end of the Construction Period (unless the first day of the Primary Term should fall other than on the first day of a month, in which event the Primary Term of the lease shall expire ten (10) years from the first day of the first month following the end of the Construction Period. The "Expiration Date" is the last day of the month in which the tenth anniversary of the Primary Term occurs, except that if Tenant has an option to extend the term of this Lease and Tenant shall validly exercise the option as specified in Article 4.2 hereof, the last day of the term as so extended shall be the "Expiration Date." If this Lease shall be earlier terminated, the date on which the termination shall become effective shall be the "Expiration Date."

4.2      EXTENSION OPTIONS

Tenant shall have two (2) successive options to extend the term of this Lease, each for a separate additional period of five (5) years from the date such term would otherwise expire; provided, however, that at the time of the exercise of such option and at the time such extended term shall commence (i) Tenant shall be open for business and conducting a Restaurant operation thereon, and (ii) no Tenant's Event of Default shall have occurred and be continuing uncured. Each such extension will be subject to the same terms and conditions as those already in effect except for the rent. If Tenant elects to exercise any option, it will do so by timely notifying Landlord of such election at least six (6) months before the expiration of the then-current period, it being understood that time is of the essence in the exercise of each such option to extend.

4.3      TERM COMMENCEMENT AGREEMENT

Within twelve (12) months after the Effective Date, the parties shall execute a Term Commencement Agreement which will set forth the Pre-Construction Period, Opening Date, Construction Period, Primary Term, the Lease Year and the Expiration Date.

4.4      PROCEDURE OF TERMINATION

The Tenant will yield up and surrender the Leased Premises and all improvements, including all Leasehold Improvements, at the Expiration Date in a good and tenantable condition, reasonable wear and tear, damage by fire and other casualties, condemnation and appropriation by eminent domain excepted. Tenant may remove Tenant Equipment at its expense, if Tenant is not in default under the terms of this Lease when this Lease shall terminate, provided Tenant shall repair any damage caused by affixing, installing or removing such Tenant Equipment. The Leasehold Improvements shall become the sole property of Landlord on the Expiration Date, which shall be automatically effective as of the Expiration Date, without the need for any deed of conveyance, bill of sale or otherwise.

4.5      HOLDING OVER

Should the Tenant continue to occupy the Leased Premises after the Expiration Date, such holdover shall not be construed as a renewal or extension of the Lease and the Tenant shall be liable for damage for any such wrongful holding over. Any such holdover, whether with or without consent of Landlord, shall constitute the Tenant as a tenant at sufferance only unless otherwise provided by written agreement between the parties, and at a daily rental rate the equivalent of 150% of such rate of the term just ended.

                          ARTICLE 5. USE AND OPERATION

5.1      USE

Tenant shall use the Leased Premises for the operation of a restaurant only. Tenant shall not use the Leased Premises for any other purpose. Tenant further acknowledges and agrees that Tenant shall be bound by the terms and covenants of the Declaration of Covenants and Easements both as to the Use and Operation of the Leased Premises in the event that Tenant shall exercise its option to purchase the Leased Premises; including without limitation, the use restrictions on the Leased Premises created by the Declaration of Covenants and Easements.

5.2      OPERATING COVENANT

Tenant hereby covenants to Open for Business on the Opening Date and to remain Open for Business thereafter as a Road House Grill restaurant. Accordingly, Tenant further acknowledges that Landlord will not have an adequate remedy at law if Tenant fails to be Open for Business in violation of its Operating Covenant, and agrees that injunctive relief or other equitable relief would be appropriate in the event of such failure.

5.3      OPERATIONS

Tenant shall obtain and pay for all licenses and permits which may be necessary in connection with the operation of its business in the Leased Premises. Tenant shall comply with all Governmental Regulations, including zoning ordinances, of any Governmental Authority and all restrictive covenants and documents of record that apply to the Leased Premises.

5.4      RESTRICTIONS ON TENANT'S ACTIVITIES

         5.4.1 Tenant will not knowingly use or permit all or any part of the Leased Premises to be used for any purpose contrary to any Governmental Regulations of any Governmental Authority, or in violation of this Lease.

         5.4.2 Tenant will not knowingly permit any of its agents or invitees to bring in or on the Leased Premises or the Development Site any material that is then defined as a Hazardous substance pursuant to Article 1.3.6, unless used in the course of and in Connection with Tenant's business, and then used in accordance with applicable Governmental Regulations, nor will Tenant install or permit the installation of any underground storage tanks during the term of the Lease, and Tenant agrees to Indemnify Landlord against any loss, damage, claims or injuries arising from a breach by Tenant, its representatives, agents or employees, affecting the Leased Premises and/or Development Site and/or adjacent areas. Such Indemnification shall survive the expiration or termination of this Lease.


                                 ARTICLE 6. RENT

6.1     MINIMUM RENT PRIOR TO PRIMARY TERM

The monthly rate of Minimum Rent during the Construction Period shall be the amounts set forth in Article 1.2.9(c) hereof.

6.2     MINIMUM RENT THEREAFTER

The annual rate of Minimum Rent, payable monthly, during the Primary Term and any Extended Term shall be the amounts set forth in Article 1.2.9(d) and (e) hereof.

6.3      MONTHLY PAYMENTS

Each installment of Minimum Rent shall be due and payable monthly, in advance, on the first day of each month, without demand and without any reduction, abatement, counterclaim or setoff, at such address as may from time to time be designated by Landlord. If the Primary Term falls on a day other than the first day of the month, the, Minimum Rent and all Contribution Rent shall be prorated for the partial month.

6.4      LATE FEE

If any monetary obligation due hereunder is not paid within ten (10) days after the due date, Tenant shall pay to Landlord a late fee equal to five percent (5%) of the delinquent payment.

6.5      NET NATURE OF RENT

Landlord and Tenant intend that the payments provided the Landlord under this Lease shall provide a return to Landlord absolutely net of any and all costs and expenses relating to the Leased Premises. Accordingly, and without limiting the generality of the foregoing, Tenant shall be responsible for taxes and assessments, insurance charges, maintenance and repair expenses, and expenses of every kind, as hereinafter provided in this Lease, and in no event shall the Rent be abated for any reason.

                                ARTICLE 7. TAXES

7.1      DEFINITION OF TAXES

         7.1.1 The term "Taxes" shall mean and include all real estate taxes, assessments, water and sewer rents and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease term be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy and possession of, or become due and payable Out of, or for, the Leased Premises or Development Site or any part thereof, or any land, buildings or other improvements therein (as initially constructed, or as the same may at any time thereafter be enlarged or reduced), including interest on installment payments and all costs, expenses and fees (including attorney's fees) incurred by Landlord in contesting Taxes, assessments and/or negotiating with the any Governmental Authorities as to the same. Nothing herein contained shall be construed to include as "Taxes" any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord.

         7.1.2 In addition, if at any time during the term of this Lease including the Commencement Date, any Governmental Regulation is effective or shall be enacted, imposed or modified by any Governmental Authority having jurisdiction over Landlord, Tenant, the Leased Premises or the use thereof, such that Landlord incurs an additional, anticipated or unanticipated tax, charge, assessment, excise, levy, cost or expense with reference to the use, condition or occupancy of the Leased Premises including, without limitation, any tax on the Rents generated by this Lease, Tenant shall pay to Landlord within fifteen
(15) days of demand, an amount equal to such tax, charge, assessment, excise, levy, cost or expense, it being understood that the Rents under this Lease shall be net to Landlord. To the extent that Tenant shall pay directly to such taxing authority or to Landlord the amount of any rent tax payable to the State of Georgia, Landlord shall remit same to the taxing authority and shall Indemnify Tenant from and against any liability to the taxing authority with respect to the money so paid to Landlord.

7.2      SEPARATE ASSESSMENT

Landlord shall endeavor to obtain a separate assessment of the Leased Premises and, if reasonable under the circumstances, shall file a subdivision plat for the purpose of obtaining separate assessments if such action is required in order to constitute the Leased Premises as a separate tax parcel. If the Leased Premises do not constitute a separate tax lot, but the tax assessor's office shall provide a letter or other documentation which sets forth the assessed valuation of the

Leased Premises separately from the other land and improvements included within the tax lot of which the Leased Premises is a part, the same shall be deemed a separate assessment for purposes of this Lease.

7.3      PAYMENT BY TENANT

         7.3.1 If a separate assessment cannot be obtained, Landlord shall determine the amount of Taxes allowable or attributable to the Leased Premises (including the Leasehold Improvements) by reference to the tax assessor's records or calculations, and shall provide Tenant with a calculation of: (i) Tenant's Taxes relating to the Leased Premises and (ii) Tenant's Proportionate Share of Taxes relating to the Common Areas of the Development Site. Landlord shall provide Tenant with supporting data from the taxing authority.

         7.3.2 In addition to the foregoing, Tenant shall pay all taxes assessed on Tenant Equipment and all other personal property, of Tenant situated on the Leased Premises.

         7.3.3 Taxes shall be equitably prorated during any partial Lease Year at the beginning and end of the Lease Term.

         7.3.4 Landlord shall pay all Taxes directly to the taxing authority. Tenant shall pay to Landlord the amount of taxes due by Tenant as provided in this Article 7 within thirty (30) days following delivery of invoice by Landlord with supporting data. The amount of such Taxes shall be deemed correct unless disputed by Tenant within such thirty (30) day period, in which event, the parties shall meet together within fifteen (15) days thereafter and endeavor in good faith to agree on the correct amount of such Taxes. All information obtained from the local taxing authority shall be conclusively deemed to be correct.

                             ARTICLE 8. COMMON AREAS

8.1      LANDLORD CONTROL

The term "Common Areas" is defined in Article 1.3.1. The Common Areas shall be subject to the exclusive control and management of Landlord and to such rules and regulations as Landlord may from time to time adopt. Landlord hereby reserves the right at any time or from time to time to:

         (a) change the areas, locations and arrangement of parking areas and other Common Areas;

         (b) enter into, modify and terminate easements and other agreements pertaining to the maintenance and use of the parking areas and other Common Areas;

         (c) close any or all portions of the Common Areas to such extent and from such time as may, in the sole discretion of Landlord's counsel, be legally necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein;

         (d) close temporarily, if necessary, any part of the Common Areas in order to discourage non-customer parking;

         (e) make changes, additions, deletions, alterations or improvements in and to such Common Areas; and

         (f) adopt reasonable rules and regulations by which Tenant shall abide relating to the use of the Common Areas.

3.2      GRANT OF RIGHT TO USE COMMON AREA

Landlord hereby grants to Tenant and its Permittees, during the term of this Lease, the nonexclusive right to use, in common with all others so entitled, the Common Areas of the Development Site.

8.3      MAINTENANCE AND OPERATION OF COMMON AREAS

Landlord shall maintain the Common Areas including paving, landscaping and lighting standards, in good condition and repair.

8.4      REIMBURSEMENT FOR PRO RATA SHARE OF CAM

         8.4.1 In addition to the Rent payable by Tenant pursuant to Article 5 hereof, Tenant shall, throughout the term hereof, be responsible for its pro rata cost of the maintenance of the interior road network and ten percent (10%) of sweeping charges, such charges to be paid quarterly in arrears.

         Tenant's pro rata cost of maintaining the interior road network shall be based upon the Leased Premises' square footage as a percentage of the square footage of the two outparcels plus the Bruno's parcel.


                           ARTICLE 9. INDEMNIFICATION

9.1 BY TENANT. Tenant hereby Indemnifies Landlord, its stockholders, employees and agents, in accordance with Article 1.3.7, from and against: (a) all claims resulting or alleged to have resulted from any breach, violation or nonperformance of any covenant on the part of Tenant contained in this Lease; and (b) all claims of injury or damage to person or property to the extent that any such damage or injury which (i) may be incident to, arise out of, or be caused either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Tenant or any of its officers, employees, agents or contractors, (ii) may be the result, proximate or remote, of the violation by Tenant or any of its officers, employees, agents or contractors, of any Governmental Regulation or any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from time to time be amended or supplemented), or (iii) may in any other way arise from or out of the construction activities, occupancy or use by Tenant, or its officers, employees, agents or contractors of the Leased Premises.

9.2      BY LANDLORD

Landlord hereby Indemnifies Tenant, its officers, employees and directors, in accordance with Section 1.3.7, from and against: (a) all claims resulting or alleged to have resulted from any breach, violation or non-performance of any covenant or obligation on the part of Landlord contained in this Lease, and (b) all claims of injury or damage to person or property to the extent that any such damage or injury which: (i) may be incident to, arise out of, or be caused either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Landlord or any of its officers, employees, agents or contractors, (ii) may be the result, proximate or remote, of the violation by Landlord or any of its officers, employees, agents or contractors, of any Governmental Regulation or any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from tine to time be amended or supplemented), or (iii) may in any other way arise from or out of the construction activities, occupancy or use by Landlord, or any of its officers, employees, agents or contractors, of the Leased Premises.


                              ARTICLE 10. INSURANCE

10.1     LIABILITY INSURANCE OF TENANT

         10.1.1 Tenant shall maintain a comprehensive general liability insurance policy with respect to the Leased Premises and Restaurant. The obligation to maintain the policy shall begin on the date on which Tenant enters the Leased Premises for any reason. The obligation shall end on the later to occur of the Expiration Date or the date on which Tenant surrenders actual and exclusive possession of the Leased Premises, the Restaurant and all other Leasehold Improvements to Landlord.

         10.1.2 The policy shall name Landlord and any designee of Landlord as additional insureds. The policy shall insure Landlord, Tenant and any designee of Landlord against liability arising from any occurrences on or about the Leased Premises and the Restaurant. The policy shall include a contractual liability endorsement which shall insure Landlord against liability arising from any of the claims against which Tenant is required to indemnify Landlord pursuant to this Lease.

         10.1.3 The coverage limits shall be at least Three Million Dollars ($3,000,000.00) with respect to any occurrence as to personal injury or wrongful death and Five Hundred Thousand Dollars ($500,000.00) with respect to any occurrence as to property damage.

10.2     PROPERTY INSURANCE OF TENANT

         10.2.1 Tenant shall carry an "All Risk" extended coverage insurance policy with respect to the Restaurant, Leasehold Improvements, Tenant Equipment, other personal property and inventory. Tenant shall also carry the following types of coverage pursuant to endorsements or separate policies: Contingent Liability from the Operation of Building Laws," "Increased Cost of Construction" and "Demolition Costs Which May Be Necessary to Comply with Building Laws."

         10.2.2 The coverage limits shall not be less than a reasonable estimate of the cost of replacing the Restaurant, Leasehold Improvements, Tenant Equipment, other personal property and inventory. Coverage shall be at least sufficient so that losses shall be paid in full up to the face amount of the policy. The cost of replacing the Restaurant and Leasehold Improvements' is the cost of replacing damage to the Restaurant and Leasehold Improvements with new materials of like kind and quality except for foundation, footings, and other building elements customarily excluded from the applicable coverage.

         10.2.3 Tenant shall also carry an "Agreed Amount Endorsement" in the amount of the estimated cost of replacement. Tenant shall furnish all information requested by the insurer in connection with the issuance of the Agreed Amount Endorsement.

10.3     GENERAL CLAUSES CONCERNING INSURANCE

         10.3.1 Each insurance policy carried pursuant to Articles 10.1 through
10.2 shall be issued by an insurance company that is rated as A or better by A.
M. Best Company of Oldwick, New Jersey.

         10.3.2 Landlord shall be named as an additional insured with respect to insurance carried under Article 10.1. Insurance carried on the Restaurant and

Leasehold Improvements pursuant to Article 10.2 shall be carried in favor of Landlord, any mortgagee, and Tenant as their respective interests may appear.

         10.3.3 The insurance required by Articles 10.1 through 10.2 may be included in general coverage under policies which also include the coverage of other property in which Tenant has, or Tenant's affiliates have, an insurable interest.

         10.3.4 Each insurance policy carried pursuant to Articles 10.1 and 10.2 or a certificate with respect to the policy shall be delivered to Landlord.

         10.3.5 Each insurance policy and certificate carried pursuant to Articles 10.1 and 10.2 shall provide, in effect, that the policy may not be canceled, reduced in amount, or modified by the insurer until at least thirty
(30) days after the insurer shall have notified Landlord, Tenant and any mortgagee in writing by certified mail, return receipt requested. Each insurance policy and certificate shall provide, in effect, that the policy will be renewed and further renewed on substantially the same terms and conditions and without increases in premiums unless the insurer shall give Landlord, Tenant, and any mortgagee at least thirty (30) days notice in writing by certified mail, return receipt requested.

         10.3.6 Each insurance policy carried pursuant to Articles 10.1 and 10.2 shall contain provisions to the following effect: Losses shall be payable despite the negligence of any person having an insurable interest in the Restaurant.

         10.3.7 Either party may request a review of insurance policies for coverage, exclusion policy limits and deductibles.

         10.3.8 "Insurance Proceeds" are the proceeds received on insurance required by Article 10.2 with respect to damage to the Restaurant and Leasehold Improvements less all reasonable expenses incurred in connection with collecting the proceeds including the reasonable fees and disbursements of attorneys, adjusters, appraisers, and expert witnesses. Insurance Proceeds shall be held as trust funds by Landlord and Tenant and applied solely to the repair of damaged elements of the Restaurant and Leasehold Improvements as required by Article 13, unless the parties otherwise agree in writing.

         10.3.9 Landlord shall have the right to require the Tenant, in its reasonable discretion, to increase the insurance coverages required hereunder to an amount and on terms customary in the Fulton County, Georgia area for a restaurant.


                       ARTICLE 11. UTILITIES AND SERVICES

11.1     PAYMENT FOR UTILITY SERVICE

Tenant shall pay or cause to be paid the cost of all water, garbage and sewer service, gas, electric power, telephone, fuel and other utilities consumed or used in or at the Leased Premises, including appropriate deposits as required. Tenant shall indemnify Landlord against any liability or charges on account thereof.

11.2     NO OBLIGATION OF LANDLORD

Landlord shall not be required to furnish any utility services to the Leased Premises, and shall have no liability whatever should there be an interruption in utility services unless such interruption shall have been directly caused by Landlord's negligent or willful act or omission, but in no event shall Landlord have any liability for consequential or speculative damages.

11.3     COVENANTS OF TENANT WITH RESPECT TO SANITARY SEWER

If Tenant connects its Leasehold Improvements to the sanitary sewerage facilities in Development Site, Tenant agrees:

         (a) to install grease traps to prevent grease or other waste materials from accumulating in the sanitary sewerage system;

         (b) that it will not dispose of any substances in the sanitary sewage system which might clog, erode or damage the system; and

         (c) that it will not dispose of any Hazardous Substance in the sanitary sewerage system.


                ARTICLE 12. MAINTENANCE OF LEASEHOLD IMPROVEMENTS

12.1     REPAIRS AND MAINTENANCE

Tenant shall Maintain the Leased Premises, the Restaurant and other Leasehold Improvements in good order and repair. Tenant's obligations for Maintenance extend to interior as well as exterior Maintenance, to structural as well as nonstructural Maintenance, to extraordinary as well as ordinary and to foreseen as well as unforeseen Maintenance. The quality of such Maintenance shall be at least equal to the quality of the original construction work, and shall be performed in a good and workmanlike manner and in accordance with applicable Governmental Regulations. Landlord shall have no obligation whatsoever to Maintain the Restaurant or Leasehold Improvements.

12.2     COMPLIANCE

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

Tenant shall comply with all present and future Governmental Regulations of any Governmental Authority relating to the Restaurant and Leasehold Improvements.

12.3     SURRENDER

Tenant shall surrender to Landlord actual and exclusive possession of the Leased Premises, the Restaurant and Leasehold Improvements on the Expiration Date, as provided in Article 4.5 hereof.

12.4     ALTERATIONS, CHANGE OF GRADE

Tenant shall not make any material "Alteration" to the exterior of the Tenant Restaurant without Consent of Landlord. "Alteration" includes any replacement, improvement, or change. Tenant shall not materially change the elevation or facade of the Leased Premises. Tenant shall not make an Alteration to the interior of the Restaurant or any other Leasehold Improvements that would impair the safety or structural integrity of the Restaurant. All Alterations shall be performed in a good and workmanlike manner and in accordance with applicable Governmental Regulations.

12.5     TENANT EQUIPMENT

Tenant shall be entitled at any time and from time to time to affix the Tenant Equipment to, to install Tenant Equipment in, and to remove Tenant Equipment from, the Restaurant. The Tenant Equipment shall be the property of Tenant and shall not be part of the Restaurant. Tenant shall remove Tenant Equipment from the Restaurant on or before the Expiration Date. Upon removal of Tenant Equipment, Tenant shall repair any damage to the Restaurant or the Leasehold Improvements which shall have resulted from affixing, installing, or removing the Tenant Equipment.

12.6     MECHANIC'S LIENS

Within thirty (30) days after any mechanic's lien or materialman's lien shall be filed against the Development Site, the Leased Premises, the Restaurant, any Leasehold Improvement, or the leasehold estate created by this Lease, as the result of any construction, alteration, repair, maintenance, installation, or improvement made by or on behalf of Tenant or any other work or act of Tenant or on behalf of Tenant, Tenant shall without cost or expense to Landlord cause the lien to be discharged of record by payment, bond, court order or otherwise. Tenant shall Indemnify Landlord from and against any such lien.

12.7     SIGNS

Tenant may affix a sign to the exterior of the Restaurant and shall Maintain the sign in accordance with the following principles:

         (a) No sign other than those provided for in the Final Plans may be affixed to the exterior of the Restaurant unless Landlord approves the dimensions, materials, content, location and design of the sign.

         (b) Any sign affixed to the Restaurant shall comply with applicable Governmental Regulations.

         (c) Tenant shall obtain and pay for all permits and licenses required in connection with any sign affixed to the Restaurant and shall deliver copies of the permits and licenses to Landlord promptly after they are issued.

         (d) Commencing one (1) month after the Effective Date and until the Opening Date Tenant shall have the right to display a temporary sign identifying the Leased Premises as a future Road House Grill restaurant.


                             ARTICLE 13. DESTRUCTION

13.1     NO ABATEMENT

If all or any part of the Restaurant or any Leasehold Improvements are "Damaged" by fire or other catastrophe, Rent shall not abate. Landlord shall have no obligation to Repair the Restaurant or any Leasehold Improvements. "Damage" includes the words "and destruction," "or destruction," "and destroy," as the case may be.

13.2     NO TERMINATION

This Lease shall not be terminated by reason of Damage resulting from a fire or any other cause to all or any part of the Restaurant or any Leasehold Improvements. Tenant waives all rights to terminate this Lease as a result of Damage to which Tenant may be entitled pursuant to any statute or other law that presently exists or that will be enacted in the future.

13.3     OBLIGATION TO REPAIR

If all or any part of the Restaurant or any Leasehold Improvements shall be Damaged by fire or other cause, Tenant shall Repair the Damage within a reasonable time after the Damage shall have occurred. In the event that the Damage shall exceed ninety percent (90%) of the replacement cost of the Leasehold Improvements and Restaurant, then Tenant may at its option, pay to Landlord the full replacement cost of the Restaurant and Leased Premises, and thereupon, terminate the Lease, without further obligation. The term "Repair" includes the concepts of any replacement and/or restoration, as may be necessary or appropriate under the circumstances at the time. Any element of the Restaurant or any Leasehold Improvements that are Damaged by fire or other cause shall be Repaired with new materials of like kind and quality. After giving effect to the Repair, the Restaurant and Leasehold Improvements shall comply with all applicable Governmental Regulations.

13.4     WAIVER OF SUBROGATION

         13.4.1 Tenant releases Landlord and its partners, employees and agents from liability or responsibility for any loss or Damage to the Restaurant, all Leasehold Improvements, and the contents of the Restaurant, which could arise as a result of a fire or other peril with respect to which fire or other property insurance is carried or is required to be carried pursuant to this Lease.

         13.4.2 A clause or endorsement of an insurance policy pursuant to which an insurance company states, in effect, that a release of the type set forth in
Article 13.4.1 shall not impair or reduce coverage under the policy is referred to below as a "waiver of subrogation." Tenant shall cause its insurance companies to include a waiver of subrogation clause or endorsement in the property insurance policies maintained with respect to the Restaurant, the Leasehold Improvements and/or the contents of the Restaurant.


                            ARTICLE 14. CONDEMNATION

14.1     TOTAL OR SUBSTANTIAL PARTIAL TAKING OF LEASED PREMISES

         14.1.1 If all of the Leased Premises are "Taken" or if all of the Restaurant is Taken, this Lease shall be terminated automatically as of the "Taking Date." "Taking" means the taking of, or damage to, property pursuant to the exercise of any power of eminent domain or condemnation or a purchase of property induced by a threat that property will be taken pursuant to the exercise of this power. "Taken" means taken pursuant to a Taking. "Taking Date" is the first date on which the condemning authority shall have the right of possession of property it will have Taken.

         14.1.2 If so much of the Leased Premises is permanently taken that Tenant is unable in its reasonable discretion to use the balance of the Leased Premises for use as a Restaurant, if at such time the Leased Premises are actually being operated as a Restaurant, or for such other use permitted herein as it may then be used, Tenant shall have the option to terminate this Lease. The option to terminate may be exercised only by giving Notice to Landlord prior to the thirtieth day after the Taking Date.

14.2     TAKING FOR TEMPORARY USE

The following shall apply if all or part of the Leased Premises or the Restaurant are Taken for temporary use:

         14.2.1 This Lease shall continue in full force and effect despite the Taking, and Landlord shall be entitled to the entire award for such temporary use.

         14.2.2 Tenant shall continue to comply with all of its obligations pursuant to this Lease, except that Tenant's obligations relating to use, Repair, and Maintenance of the Tenant Restaurant and other Leasehold Improvements shall be suspended to the extent that compliance is impossible or impractical as a result of the Taking, and the Rent payable hereunder shall be equitably abated during the term of such Taking.

14.3     DISPOSITION OF AWARDS

An "Award" is the amount by which an award for, or proceeds of, a Taking exceeds all expenses incurred in connection with a Taking. Expenses include reasonable fees and disbursements of attorneys and expert witnesses. Awards arising from a total or partial Taking of the Leased Premises, Tenant's leasehold estate pursuant to this Lease, and the Restaurant and the Leasehold Improvements shall be allocated between Landlord and Tenant in accordance with the following principles:

         14.3.1 If the Lease is terminated as a consequence of a Taking described in Article 14.1.1, Tenant shall be entitled to a portion of the Award equal to the unamortized cost of the Leasehold Improvements and any amounts provided for in Article 14.3.2. Landlord shall be entitled to the balance of the Award, including without limitation the value of the property so taken, including the value of the remainder. In no event shall Tenant be entitled to any other portion of the Award. Amortization of the Leasehold Improvements shall be computed on a straight line basis and under the assumption that the unexpired portion of the term of this Lease at the time of construction or installation of an improvement is its useful life.

In this context, references to the "Term" exclude any period as to which the Term could have been, but was not, extended pursuant to an unexercised option to extend the Term.

         14.3.2 Tenant shall be entitled to claim and receive from the condemning authority only such awards as are attributable to the cost of removal of Tenant's trade fixtures and personalty and for moving expenses, provided, however, any such award shall in no way diminish the Award due Landlord for the value of the property so Taken, including any damage to the remainder.

         14.3.3 If the Lease is not terminated, the Award shall be paid into a trust fund to be used by Landlord and Tenant to Repair the Restaurant and Leasehold Improvements to a condition architecturally harmonious with the Restaurant prior to such taking and in accordance with Article 13.3 of the Lease, but only to the extent of any acreage not affected by the Taking. The obligation of the parties for such Repair shall be limited to the Award so received by them. Landlord shall be absolutely entitled to any amount of the Award not needed to effect such Repairs together with any interest earned thereon. Awards shall be paid to Landlord by the appropriate taking authority. The share of any Award to which Tenant is entitled pursuant to this Lease shall be remitted to Tenant promptly after the date on which the Award is received by Landlord.


                            ARTICLE 15. RESTRICTIONS
15.1     RESTRICTIONS

In addition to the limitations on use and other restrictions placed upon Tenant in this Lease, Tenant acknowledges and agrees that it is and shall be bound by the Declaration of Covenants and Easements set forth in Exhibit "F".


                               ARTICLE 16. DEFAULT

16.1     EVENT OF DEFAULT

The term "Event of Default" wherever used in this Lease, shall mean any one or more of the following events:

         (a) failure by the Tenant to pay as and when due and payable any monthly installment of rent or other additional charges as provided herein and the continued failure to pay within five (5) days after Notice of such non-payment;

         (b) failure by the Tenant for a period of thirty (30) days after Notice from Landlord to cure the default of any other covenant, condition or agreement of this Lease to be observed or performed; provided, however, that no such advance

Notice shall be required in the event Tenant shall not open by the Opening Date or cease to Open for Business as required by its Operating Covenant set forth in
Article 5.2 hereof, unless such cessation shall be the result of a Force Majeure event.

         (c) the filing by or against the Tenant of a petition in bankruptcy, which petition is not dismissed within sixty (60) days from the filing thereof;

         (d) an assignment by Tenant for the benefit of creditors; or

         (e) the appointment by any court of a receiver, trustee or other court officer of all or substantially all of Tenant's property, which such receivership is not dismissed within thirty (30) days from the date of such appointment.

16.2     REMEDIES OF LANDLORD

If an Event of Default shall have occurred, the Landlord may, in addition to any remedies it may otherwise have for the collection thereof, at its option, either
(i) terminate this Lease; or (ii) reenter the Leased Premises by summary proceedings or otherwise, expel Tenant and remove all property therefrom and relet the Leased Premises and. receive the rent therefrom; but Tenant shall remain liable for the deficiency, if any, between Tenant's Rent hereunder (including all additional rent), and the rent obtained by Landlord on reletting. Nothing herein, however, shall be construed to require Landlord to re-enter and relet the Leased Premises. If Landlord elects to re-enter the Leased Premises, Landlord may relet all or any portion of the Leased Premises for the account of the Tenant, for such rent, for such time and on such terms as Landlord shall determine. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on the reletting of the Leased Premises in excess of the rent provided in this Lease. The Landlord, in addition to any other remedies it may have, may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Leased Premises, and a reasonable attorney's fee. The Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from the Leased Premises and any property removed may be stored at any public warehouse or elsewhere at the cost of, and for the account of Tenant, and the Landlord shall not be responsible for the care and safekeeping thereof. Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

16.3     LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT

If Tenant fails to comply with any of its obligations pursuant to this Lease, Landlord may perform the obligation for the account and at the expense of Tenant. If Landlord does so, Landlord may render an invoice to Tenant for any expense or capital expenditure incurred by Landlord as a result of performing the obligation and the fees and disbursements of any attorney incurred by Landlord as a result of Tenant's failure to comply. Tenant shall discharge any invoice so rendered together with Interest from the date on which Landlord shall have incurred the applicable expense or capital expenditure to the date on which the invoice is paid. If Tenant fails to discharge any invoice so rendered within thirty (30) days after it is received by Tenant, the amount of the invoice shall be added to the next month's installment of Minimum Rent.

16.4     ADDITIONAL REMEDIES, WAIVERS, ETC.

The rights and remedies of Landlord set forth in this Lease shall be in addition to any other right and remedy now or hereafter provided by law. All of Landlord's rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable. Landlord may exercise its rights and remedies regardless of whether the exercise of one right or remedy precedes, concurs with, or succeeds the exercise of another right or remedy. A single or partial exercise of a right or remedy shall not preclude a further exercise of the right or remedy or the exercise of another right or remedy. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the right or remedy or constitute a waiver of, or acquiescence to, an Event of Default. No waiver of an Event of Default shall be effective unless it is in writing. No waiver of an Event of Default shall extend to or affect any other Event of Default or impair any right or remedy with respect to any other Event of Default.

16.5     ATTORNEY'S FEES AND DISBURSEMENTS

Tenant shall promptly reimburse Landlord for the reasonable fees and disbursements of attorneys and expert witnesses employed by Landlord to enforce Landlord's rights or Tenant's obligations under this Lease.

16.6     BANKRUPTCY

If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than sixty (60) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may assume this Lease only if:

         (a) it cures or provides adequate assurance that the trustee or debtor-in-possession will promptly cure any default hereunder;

         (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults; and

         (c) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance: (i) of the source of rent reserved hereunder;
(ii) that the financial condition and operating performance of the proposed assignee will be similar to the financial condition and operating performance of the debtor as of the time the debtor became the Tenant under the Lease; and
(iii) the assumption of this Lease will not breach any provision hereunder and will not destroy or disturb any tenant mix in the Development Site.

In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of Common Area Maintenance Costs, taxes, utilities or other charges under this Lease.

                              ARTICLE 17. TRANSFERS

17.1     ASSIGNMENT AND SUBLETTING BY TENANT

Neither Tenant nor Tenant's successors-in-interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof, without the prior express written Consent of Landlord which shall be in the sole and unfettered right of Landlord to withhold; and any attempt to do so without such prior express written Consent of Landlord shall be void and of no effect. In no event shall Tenant sublet or assign less than all of the Leased Premises; and, in no event shall Tenant be released from its obligations hereunder.

17.2     ASSIGNMENT BY LANDLORD

Landlord shall have the right to transfer, assign and convey, in whole or in part, the Development Site and any and all of its rights under the Lease and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor-in-interest of the Landlord for performance of such obligations. The term "Landlord" as used in this Lease shall mean the owner of the Leased Premises, at the time in question, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

17.3     ESTOPPEL CERTIFICATE

Within twenty (20) days after each request by either party, the other shall execute and acknowledge an estoppel certificate and deliver it to the requesting party. Landlord, any Mortgagee, any assignee of a Mortgagee, any purchaser, or any other person specified by the requesting party may rely upon an estoppel certificate executed by the other. The estoppel certificate shall contain the following information concerning the following:

         (a) Whether Tenant is in possession of the Leased Premises.
         (b) Whether this Lease is in full force and effect.
         (c) This Lease is unmodified (or if this Lease has been modified, then describing the modification).
         (d) The dates, if any, to which Rent has been paid in advance.
         (e) Any other information reasonably requested.

                         ARTICLE 18. OPTION TO PURCHASE

18.1     OPTION TO PURCHASE

For a period of three (3) years following the Effective Date of this Lease (the "Option Period"), provided there is no Event of Default, Tenant shall have the option to purchase the Leased Premises, upon delivery of ninety (90) days written notice from the Tenant to Landlord offering to purchase the Leased Premises for the purchase price and on the terms and provisions contained herein ("Offer"). Should Tenant extend an Offer to Landlord, Landlord agrees to convey the Leased Premises to Tenant by statutory warranty deed subject only to such exceptions to title as are set forth on Exhibit E or as have arisen subsequent to the Effective Date, and the Declaration of Covenants and Easements as set forth in Exhibit "F" and any title exceptions imposed on the Leased Premises by the Tenant. The sale shall be closed and the deed delivered at a time elected by Tenant but in no event later than sixty (60) days from the date of Tenant's Offer ("Closing Date"). At the Closing, Tenant shall pay to Landlord the full amount of the purchase price in cash which equals $1,100,000. The parties agree to prorate the payment of rent under this Lease and real estate ad valorem taxes and other assessments affecting the Leased Premises as of the Closing Date. In the event of any casualty loss or condemnation after the Tenant's exercise of its right to purchase, Tenant shall have the right to either close the transaction and have assigned to it all proceeds paid to Landlord for condemnation or casualty losses or to rescind its offer to purchase with its rights to the Leased Premises governed by the terms of this Lease. Tenant shall pay all closing costs other than any real estate commission owed to a real estate agent engaged by the Landlord.

                      ARTICLE 19. MISCELLANEOUS PROVISIONS
19.1     NON-WAIVER

No waiver of a breach of any of the covenants in this Lease shall be construed to be a waiver of a succeeding breach of the same covenants or any other covenant.

19.2     MODIFICATIONS

No modification, release, discharge or waiver of any of the provisions hereof shall be of any force, effect or value unless in writing signed by the Landlord and the Tenant.

19.3     ENTIRE AGREEMENT

This instrument contains the entire agreement between the parties as of this date and the execution hereof has not been induced by either party by representations, promises or understandings not expressed herein and there are no collateral agreements, stipulations, promises or undertakings, whatsoever, upon the respective parties in any way touching the subject matter of this instrument which are not expressly contained herein.

19.4     BROKERAGE

Landlord and Tenant covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with the execution of this Lease other than that owing by Landlord to Northside Commercial, and Landlord hereby Indemnifies Tenant from and against any and all costs, damages or expenses (including attorneys' fees) incurred or paid as a result of any claim for area] estate commission or other fee arising out of the actions of Landlord other than that owing by Landlord to Northside Commercial, and Tenant hereby Indemnifies Landlord from and against any and all costs, damages or expenses (including attorneys' fees) incurred or paid as a result of any claim for a real estate commission or other fee arising out of the actions of Tenant.

19.5     CAPTIONS

The captions or titles used throughout this Lease are for convenience only and shall in no way define, limit or describe the scope of intent of this Lease.

19.6     BINDING EFFECT

This Lease and all the covenants and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

19.7     COUNTERPARTS

This Lease Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

19.8     TIME OF ESSENCE

For all purposes under this Lease Agreement, time shall be considered of the essence.

19.9     EXCULPATION

Anything in this instrument to the contrary notwithstanding, Tenant agrees that it shall look solely to the leasehold estate of Landlord in and to the Leased Premises, subject to the rights of any mortgagee of Landlord's interest or other party who may have priority, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any default or breach by Landlord with respect to any terms, covenants and conditions of this Lease to be observed or performed by Landlord, and (i) neither Landlord nor any partner, officer or director of Landlord, shall have any personal liability, and (ii) no other property or assets of Landlord or any of its partners, officers or directors shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

19.10    SEVERANCE

If any term of this Lease or any application thereof will be invalid or unenforceable, the remainder of this Lease and any other application of such term will not be affected thereby.

19.11    SUCCESSORS AND ASSIGNS

Subject to Article 17, this Lease will bind and benefit the parties. their successors, and assigns.

19.12    TIME OF ESSENCE

Time is of the essence with respect to the performance of all obligations of this Lease.

19.13    WARRANTIES AS TO STANDING AND AUTHORITY

Tenant represents and warrants to Landlord that it is a duly formed, validly existing, in good standing under the laws of the State of Florida, that it has all requisite authority to execute and deliver this Lease and to perform its obligations hereunder. Landlord represents and warrants to Tenant that it is an Alabama corporation, duly formed, validly existing, in good standing under the laws of Alabama, and that it has all requisite authority to execute and deliver this Lease and to perform its obligations hereunder. Each party represents and warrants that the person or persons who have executed this Lease have the requisite authority and approval to do so. Each party represents and warrants to the other that this Lease is a legal, valid, and binding obligation, enforceable against such party in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity and specific performance.

19.14    INDEPENDENT CONTRACTUAL RELATIONSHIP

Nothing within any of the provisions of this Lease shall be deemed in any way to create between the parties any relationship of partnership, joint venture or other association. The parties hereto disclaim any such relationship and declare that their relationship is that of a contract between independent parties.

19.15    APPLICABLE LAW

This Lease shall be governed by the laws of the State of Georgia, and any action or proceeding arising hereunder shall be brought in the Courts of Fulton County, Georgia, or the United States District Court having jurisdiction.

19.16    INTERPRETATION

As used herein, all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Article, paragraph or subparagraph shall be deemed, unless otherwise expressly indicated, to have been made to such Article, paragraph or subparagraph of this Lease.

19.17    CONSTRUCTION

Each party to this Lease was actively involved in negotiation and drafting. In interpreting the provisions of this Lease, there shall be no construction for or against either party based upon who drafted the Lease.

IN WITNESS WHEREOF, the Landlord and the Tenant, each by and through duly authorized representatives, executed this Lease on the day and year first above written.

                                    LANDLORD:

ATTEST:                             Bruno's, Inc.,
                                    an Alabama corporation


 /S/ R. MIKE CEULEY                 By:/S/   KEN BRUNO
- -------------------------             ------------------------------
SECRETARY
- -------------------------
                                      Its: EXECUTIVE VICE PRESIDENT
                                           -------------------------

                                     TENANT:

ATTEST:                              Road House Grill, Inc. d/b/a Road House
                                     Grill


/S/  KIMBERLY CRISAFULLI              By:/S/ JOHN D. TOOLE JR.
- -------------------------             -------------------------------
SECRETARY
- -------------------------
                                      Its: VICE PRESIDENT
                                      -------------------------------

STATE OF ALABAMA      ss.
                      ss.
JEFFERSON COUNTY      ss.

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that KEN BRUNO , whose name EXECUTIVE VICE PRESIDENT, of Bruno's, Inc., an Alabama corporation, is signed to the foregoing and who is known to me, acknowledged before me on this day that, being informed of the contents of the Lease, he, in his capacity as such general partner and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this the 15TH day of MAY , 1995.


                                    /S/   ILLEGIBLE
                                    ---------------------------------
                                    Notary Public

                                    My Commission Expires:   3-12-96


STATE OF FLORIDA      ss.
                      ss.
BROWARD COUNTY        ss.

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that JOHN D. TOOLE JR. , whose name as VICE PRESIDENT of Road House Grill, Inc., a Florida corporation, is signed to the foregoing and who is known to me, acknowledged before me on this day that, being informed of the contents of the Lease, he, in his capacity as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this the day 25 of MAY , 1995.
                                                             --   ------

                                      /S/  JENNIFER VERDI
                                      -------------------------------
                                      Notary Public

                                      My Commission Expires: STAMP ILLEGIBLE
                                                            ------------------

                                   EXHIBIT "A"

                     BRUNO'S SANDY SPRINGS COMBINED PARCELS
                      (INCLUDING LOTS 1 THROUGH 5. BLOCK A)

                                LEGAL DESCRIPTION

         All and singular that certain tact or parcel of land situated, lying, and being in Land Lots 89 and 90, 17th District, Fulton County, Georgia, being more particularly described as follows:

         Commencing at the point of intersection of the westerly termination line of the right-of-way of Sandy Springs Drive and the southerly right-of-way line of Sandy Springs Drive (a.k.a. Sandy Springs Circle), said point being the POINT OF BEGINNING;

L-50 Thence, leaving said right-of-way line, S 00(degree)45'21"W, a distance of 344.81 feet to a point on the northerly right-of-way line of Hammond Drive;

L-51 Thence, along said right-of-way line, S 85(degree)44'47"W, a distance of 81.01 feet to a point;

C-9 Thence, along said right-of-way line, the arc of a curve to the right, a distance of 127.54 feet to a point, said curve having a radius of 2668.00 feet and a chord of S 88(degree)06'29"W, 127.53 feet;

L-52 Thence, along said right-of-way line, N 85(degree)10'47" W, a distance of 339.99 feet to a point;

L-53 Thence, along said right-of-way line, N 85(degree)49'28"W, a distance of 3.15 feet to a point;

L-54 Thence, along said right-of-way line, N 83(degree)47'51" W, a distance of 87.11 Feet to a point;

L-55/
C-12 Thence, along said right of way line, the arc of a curve to the left, a distance of 74.45 feet to a point, said curve having a radius of 1983.10 feet and a chord of N 84(degree)11'40"W, 74.45 feet;

C-2 Thence, along said right-of-way line, the arc of a curve to the left, a distance of 86.39 feet to a point, said curve having a radius of 1,983.10 feet and a chord of N 86(degree)31'05"W, 86.38 feet;

L-11 Thence, along said right-of-way line, S 55(degree)21'33"E, a distance of 22.56 fee to a point;

C-3 Thence, along said right-of-way line, the arc of a curve to the left, a distance of 30.97 feet to a point, said curve having a radius of 1,971.10 feet and a chord of N 87(degree)39'44"W, 30.97 feet;

L-12 Thence N 88(degree)25'5O" W, a distance of 252.27 feet to a point at the intersection of the northerly right-of-way line of Hammond Drive and the corner connector line to the easterly right-of-way line of Sandy Springs Circle;

L-13     Thence, along said connector line, N 59(degree)18'13" W, a distance of
         45.32 feet to a point on the easterly right-of-way line of Sandy Springs Circle;

C-1 Thence, along said right-of-way line, the arc of a curve to the right, a distance of 215.40 feet to a point, said curve having a radius of
         541.90 feet and a chord of N 13(degree)17'30"W, 213.98 feet;

C-4 Thence, along said right-of-way line, the arc of a curve to the right, a- distance of 56.16 feet to a point, said curve having a radius of
         541.90 feet and a chord of N 01(degree)03'29"E, 56.13 feet;

C-5 Thence, along said right-of-way line, the arc of a curve to the right, a distance of 53.81 feet to a point, said curve having a radius of
         541.90 feet and a chord of N 06(degree)52'53"E, 53.79 feet;

L-23 Thence, leaving said right-of-way line, S 83(degree)23'55" E, a distance of 169.02 feet to a point;

L-24     Thence N 22(degree)28'10"E, a distance of 237.08 feet to a point;

L-25     Thence S 62(degree)35'09"E, a distance of 16.00 feet to a point;

C-6 Thence, along the arc of a curve to the left, a distance of 25.11 feet to a point, said curve having a radius of 16.00 feet and a chord of N 72(degree)34'58"E, 22.61 feet;

L-26     Thence N 27(degree)32'12"E, a distance of 139.89 feet to a point;

L-27 Thence N 21(degree)48'46"E, a distance of 62.17 feet to a point on the southerly right-of-way line of Sandy Springs Place (variable right-of-way);

L-28 Thence, along said right-of-way line, S 89(degree)21'47"E, a distance of 20.43 feet to a point;

L-32 Thence, along said right-of-way line, S 89(degree)21'47"E, a distance of 46.06 feet to a point;

C-7 Thence, along said right-of-way line, the arc of a curve to the left, a distance of 178.29 feet to a point, said curve having a radius of
         607.59 feet and a chord of N 82(degree)13'50"E, 177.66 feet;

L-33 Thence, along said right-of-way line, N 73(degree)49'25"E, a distance of 190.11 feet to a point;

C-8 Thence, along said right-of-way fine, the arc of a curve to the right, a distance of 43.07 feet to a point, said curve having a radius of
         179.94 fee and a chord Of N 80(degree)40'53" E, 42.97 feet;

L-34 Thence, along said right-of-way line, N 87(degree)32'19"E, a distance of 44.74 feet to a point;

L-56 Thence, along said right-of-way line, N 02(degree)27'40"W, a distance of 12.00 fee to a point;

L-57 Thence, along said right-of-way line, N 87(degree)32'19"E. a distance of 117.21 feet to a point;

C-10 Thence, along said right-of-way line, the arc, of a curve to the right a distance of 84.59 feet to a point, said curve having a radius of
         374.04 feet and a chord of S 86(degree)11'21"E, 84.41 feet;

C-11 Thence, along said right-of-way line, the arc of a curve to the right, a distance of 186.75 feet to a point, said curve having a radius of
         157.80 feet and a chord of S 36(degree)54'37"E, 176.04 feet;

L-58 Thence, along said right-of-way line, S 86(degree)59'37"W, a distance of 12.02 feet to a point;

L-59 Thence, along said right-of-way line, S 00(degree)26'09"E, a distance of 256.21 feet to a point;

L-60 Thence, leaving said right-of-way line, S 89(degree)33'54"W, distance of 20.00 feet to a point;

L-61     Thence S 54(degree)43'41"W, a distance of 52.00 feet to a point;

L-45     Thence S 07(degree)39'16"W, a distance of 12.91 feet to a point;

L-46     Thence S 52(degree)08'46"E, a distance of 7.99 feet to a point;

L-47     Thence S 60(degree)05'39"E, a distance of 17.01 feet to a point;

L-48 Thence S 65(degree)56'34"E, a distance of 21.98 feet to a point at the interaction of the northerly right-of-way line of Sandy Springs Drive and the westerly termination line of the right-of-way of Sandy Springs Drive;

L-49 Thence, along said right-of-way termination line, S 24(degree)03'26"W, a distance of 51.12 feet to the POINT OF BEGINNING;

         THIS CONCLUDES THIS LEGAL DESCRIPTION

         THE ABOVEDESCREBED PARCEL CONTAINS 796,521.89 SQ FT. = 18.2856
         ACRES.

         The notation in the left margin indicates where the information can be found on the enclosed exhibit

                            [MAP DEPICTING PREMISES]

                                    EXHIBIT B

                                   EXHIBIT "C"
                      BRUNO'S SANDY SPRINGS, LOT 3 BLOCK A
                            (FUTURE DEVELOPMENT #02)

                                LEGAL DESCRIPTION

         All and singular that contain tract or parcel of land situated, lying, and being in Land Lot 89, 17th District, Fulton County, Georgia, being more particularly described as follows:

         Commencing at the intersection point of the easterly right-of-way line of Sandy Springs Circle and the corner connector line that connects the northerly right-of-way line of Hammond Drive to the easterly right-of-way line of Sandy Springs Circle,

C-1 Thence, along said right-of-way line, the arc of a curve to the right, adistance of
C-4 325-37 feet to a point, said curve having a radius of 541.90 feet and a chord of
C-5      N 07(degree)28'46" W, 320.50 feet; said point being the POINT OF
         BEGINNING;

L-23 Thence, leaving said right-of-way line, S 83(degree)23'55"E, a distance of 169.02 feet to a point;

L-24     Thence N 22(degree)28'10"E, a distance of 237.08 feet to a point;

L-25     Thence S 62(degree)35'09"E, a distance of 16.00 feet to a point;

C-6 Thence, along the arc of a curve to the left, a distance of 25.11 feet to a point, said curve having a radius of 16.00 feet and a chord of N 72(degree)34'58"E, 22.61 feet;.

L-26     Thence N 27(degree)32'12'E, a distance of 139.89 feet to a point;

L-27 Thence N 21(degree)48'46"E, a distance of 62.17 feet to a point on the southerly right-of-way line of Sandy Springs Place (variable right-of-way);

L-28 Thence, along said right-of-way line, S 89(degree)21'47"E, a distance of 20.43 feet to a point;

L-29 Thence, leaving said right-of-way line, S 03(degree)55'49"W, a distance of 225.36 feet to a point;

L-30     Thence S 08(degree)37'51"W, a distance of 117.55 feet to a point;

L-31     Thence S 03(degree)56'12"W, a distance of 54.28 feet to a point;

L-16     Thence N 86(degree)46'02"W, a distance of 43.79 feet to a point;

L-15     Thence S 77(degree)15'45"W, a distance of 187.88 feet to a point;

L-14 Thence N 89(degree)56'14", a distance of 145.15 feet to a point on the easterly right-of-way line, of Sandy Springs Circle;

C-5 Thence, along said right-of-way line, the arc of a curve to the right, a distance of 53.81 feet to a point, said curve having a radius of
         541.90 feet and a chord of N 06(degree)52'53"E, 53.79 feet, said point being the POINT OF BEGINNING;

         THIS CONCLUDES THIS LEGAL DESCRIPTION

         THE ABOVE DESCRIBED PARCEL CONTAINS 54,564.59 SQ. FT. = 1.2526
         ACRES.

         The notation in the left margin indicates where the information can be found on the enclosed exhibit.

                            Amendment to Ground Lease
                                     Between
                     Bruno's Food Stores, Inc. ("Landlord")
                                       and
                              Roadhouse Grill, Inc.
                        d/b/a Roadhouse Grill ("Tenant")


Amend page 3, 1.2.10 paragraph c
To read: Notwithstanding anything contained herein, the tenant shall have 60 days rent free following execution of the ground release and thereafter, for the next seven (7) months shall pay a rent of $5000.00 per month (construction phase). This is per letter dated February 27, 1995, signed by W. Neill Fox.

Amend page 19 Article 10 paragraph 10.13
                  The coverage limits shall be one million dollars ($1,000,000.00) for single occurrence and two million ($2,000,000.00) aggregate contained in an umbrella package.

Amend page 20 Section 1013 paragraph 10.3.1
                  Company that is rated as B+ or better by A.M. Best Standard & Poors Duff & Phelps, Demotech on Lloyds of London.


                                     LANDLORD:
                                     Bruno's Food Stores, Inc.
Attest:                              an Alabama, Corporation

/S/ R. MIKE CEULEY                   By: /S/   KEN BRUNO
- --------------------------             ------------------------------

 SECRETARY                           Its: EXECUTIVE VICE PRESIDENT
- --------------------------               ----------------------------


                                     TENANT:
                                     Roadhouse Grill, Inc.
Attest:                              d/b/a Roadhouse Grill

/S/ KIMBERLY CRISAFULLI              By: /S/ JOHN D. TOOLE JR.
- --------------------------              -----------------------------

 SECRETARY                           Its:  VICE PRESIDENT
- --------------------------           --------------------------------

                    SECOND AMENDMENT TO GROUND LEASE BETWEEN
                         BRUNO'S, INC. ("LANDLORD") AND
                        ROADHOUSE GRILL, INC. ("TENANT")


         This Second Amendment to the Ground Lease dated MAY 25, 1995 ("Ground Lease") by and between Bruno's Food Stores, Inc. and Roadhouse Grill, Inc. shall be incorporated into the Ground Lease pursuant to the desires of the parties named above, who have executed this Second Amendment this 25th day of MAY, 1995.

         The parties hereto agree as follows:

         Landlord enters into this Ground Lease and relying on representations made by Coopers & Lybrand, certified public accountants for Tenant, that Tenant's Annual Financial Statement for the Year ended January 1, 1995 will not differ in a negative, material manner from the Draft Financial Statement for the Year ended January 1, 1995 which has been submitted to Landlord by Tenant. Landlord hereby reserves the right to review the financial condition of Tenant with regard to the terms and obligations of the Ground Lease and rescind the Ground Lease in the event Tenant's financial condition as reported by its Annual Financial Statement differs materially from the financial condition upon which Landlord has relied and entered into this Ground Lease.


                                    LANDLORD:
                                    Bruno's Food Stores, Inc.
Attest:                             an Alabama, Corporation

/S/ R. MIKE CEULEY                  By:/S/ KEN BRUNO
- --------------------------          ---------------------------------

SECRETARY                           Its: EXECUTIVE VICE PRESIDENT
- --------------------------             ------------------------------


                                     TENANT:
                                     Roadhouse Grill, Inc.
Attest:                              d/b/a Roadhouse Grill

/S/ KIMBERLY CRISAFULLI              By:/S/ JOHN D. TOOLE JR.
- -------------------------              -----------------------------

SECRETARY                            Its: VICE PRESIDENT
- -------------------------               ----------------------------